Exhibit 10.2

EXECUTION VERSION

LIMITED GUARANTEE

Limited Guarantee, dated as of December 20, 2012 (this “Limited Guarantee”), by the parties listed on Exhibit A hereto (each a “Guarantor” and collectively, the “Guarantors”), in favor of FirstCity Financial Corporation, a Delaware corporation (the “Guaranteed Party”). Reference is hereby made to the Agreement and Plan of Merger, dated as of even date herewith (as the same may be amended from time to time, the “Merger Agreement”), among the Guaranteed Party, Hotspurs Holdings LLC, a Delaware corporation (“Parent”), and Hotspurs Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”). Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Merger Agreement.

1.             Limited Guarantee. Each Guarantor hereby absolutely, irrevocably and unconditionally guarantees, severally and not jointly, to the Guaranteed Party, on the terms and subject to the conditions expressly set forth herein, the payment and performance of Parent’s payment obligation of (x) the Parent Termination Fee and (y) the Guaranteed Party’s Expenses as provided in Section 8.3(d)(ii) of the Merger Agreement in an amount not to exceed $1,000,000 (collectively, the “Guaranteed Obligations”) to the Guaranteed Party arising under, or in connection with and, in all cases, on the terms and subject to the conditions set forth in, the Merger Agreement; provided, however, that each such Guarantor’s obligation to pay the Guaranteed Obligations shall be limited to an amount equal to the percentage of the Maximum Aggregate Amount set forth opposite such Guarantor’s name on Exhibit A hereto (such amount with respect to each Guarantor is such Guarantor’s “Maximum Guarantor Amount”); and, further provided, that the maximum liability of each Guarantor hereunder shall not exceed such Guarantor’s Maximum Guarantor Amount and the maximum aggregate liability of all of the Guarantors hereunder shall not exceed $6,000,000 (“Maximum Aggregate Amount”), and it being further understood that this Limited Guarantee may not be enforced without giving full and absolute effect to the Maximum Aggregate Amount and each Maximum Guarantor Amount. The Guaranteed Party hereby agrees that the Guarantors shall in no event be required to pay to the Guaranteed Party in the aggregate more than the Maximum Aggregate Amount (and that no Guarantor shall be required to pay to the Guaranteed Party in the aggregate more than such Guarantor’s Maximum Guarantor Amount) under, or in respect of, or in connection with this Limited Guarantee or the Merger Agreement and no Guarantor shall have any obligation or liability to the Guaranteed Party under this Limited Guarantee or the Merger Agreement other than as expressly set forth herein and in the Equity Commitment Letter (pursuant to and subject to Section 5 thereof and the terms set forth in the Merger Agreement).

2.             Terms of Limited Guarantee.

(a)           This Limited Guarantee is one of payment and performance, not collection, and a separate action or actions may be brought and prosecuted against the Guarantors to enforce this Limited Guarantee, irrespective of whether any action is brought against Parent or any other Person or whether Parent or any other Person is joined in any such action or actions.

(b)           The liability of the Guarantors under this Limited Guarantee shall, to the fullest extent permitted under applicable Law, be absolute, irrevocable and unconditional, irrespective of:

(i)            any change in the corporate existence, structure or ownership of Parent, or any insolvency, bankruptcy, reorganization, liquidation or other similar proceeding of Parent or affecting any of its assets;

(ii)           any change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of, any Guaranteed Obligation, any liability incurred directly or indirectly in respect thereof, or any amendment or waiver of or any consent to any departure from the terms of the Merger Agreement or the documents entered into in connection therewith, in each case, made in accordance with the terms thereof;

(iii)          the existence of any claim, set-off or other right that the Guarantors may have at any time against Parent, whether in connection with any Guaranteed Obligation or otherwise, or that Parent may have against the Guaranteed Party;

(iv)          any action or inaction on the part of the Guaranteed Party that is not in violation of the Equity Commitment Letter of the Guarantors, dated as of even date herewith (the “Equity Commitment Letter”).

(c)           In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligation is rescinded or otherwise must be and is returned to the Guarantors for any reason whatsoever, the Guarantors shall remain liable hereunder with respect to the Guaranteed Obligation on the terms and subject to the conditions hereof as if such payment had not been made.

(d)           The Guarantors hereby expressly waive any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantors waive promptness, diligence, notice of acceptance of this Limited Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Guaranteed Obligations and all other notices of any kind (except for notices to be provided to Parent and in accordance with Section 9.1 of the Merger Agreement), all defenses which may be available by virtue of any stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Parent or any other person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than fraud or willful misconduct by the Guaranteed Party or any of its Subsidiaries, payment defenses expressly provided for under the Merger Agreement to Parent or Merger Subsidiary or breach by the Guaranteed Party of this Limited Guarantee). The Guarantors acknowledge that they will receive substantial direct and indirect benefits from consummation of the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefit.

3.             Sole Remedies. The Guaranteed Party acknowledges and agrees that the sole cash asset of Parent is cash in a de minimis amount and that no additional funds are expected to be contributed to Parent unless and until the Closing occurs. No Guarantor shall have any obligation or liability to any Person relating to, arising out of or in connection with the Merger Agreement, this Limited Guarantee, the Equity Commitment Letter or the transactions contemplated thereby other than as expressly set forth herein and therein. The Guaranteed Party further agrees that it has and shall have no right of recovery against any of the Guarantors, any former, current or future assignee of any of the Guarantors or any current or future, direct or indirect director, partner, principal, officer, employee, agent, or other financing source, Representative or Affiliate of any of the Guarantors, any former, current or future, direct or indirect holder of any equity interests or securities of any of the Guarantors (whether such holder is a limited or general partner, member, stockholder, securityholder or otherwise), any former, current or future director, partner, principal, officer, employee, agent, general or limited partner, manager, member, stockholder, securityholder, Affiliate, controlling Person or other financing source, Representative of any of the foregoing other than permitted assignees of the Guarantors, and Parent, Merger Subsidiary or their permitted assignees under the Merger Agreement (any such person or entity, other than (x) the undersigned and their permitted assignees hereunder or (y) Parent, Merger Subsidiary or their permitted assignees under the Merger Agreement, a “Guarantor Related Person”), through Parent or otherwise, whether by or through attempted piercing of the corporate, limited liability company or limited partnership veil, by or through a claim by or on behalf of Parent against the Guarantors or any Guarantor Related Person, or otherwise, except for its rights against the Guarantor entities that are expressly identified as parties hereto under this Limited Guarantee and pursuant to the terms and subject to the conditions hereof and its rights in connection with the enforcement of the Equity Commitment Letter (pursuant to and subject to Section 5 thereof) and the enforcement of its rights set forth in Sections 8.3(f)(i) and 9.11(e) of the Merger Agreement. Recourse against the Guarantor entities that are expressly identified as parties hereto under this Limited Guarantee shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Guaranteed Party and all of its Affiliates against the Guarantors and any Guarantor Related Person in respect of any breach, loss or damage arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby (including in respect of any oral representations made or alleged to be made in connection therewith), other than any remedies available to the Guaranteed Party pursuant to the terms of the Equity Commitment Letter (pursuant to and subject to Section 5 thereof) and under the terms set forth in the Merger Agreement. The Guaranteed Party hereby covenants and agrees that it shall not institute, and shall cause its controlled Affiliates not to institute, any proceeding or bring any other claim (whether at law, in equity, in contract, in tort or otherwise) arising under, or in connection with, the Merger Agreement, the Equity Commitment Letter or the transactions contemplated thereby, or in respect of any oral representations made or alleged to be made in connection herewith, against any of the Guarantors or any Guarantor Related Person, except for claims of the Guaranteed Party against the Guarantor entities that are expressly identified as parties hereto (and their permitted assignees) under this Limited Guarantee and claims permitted pursuant to the terms of the Equity Commitment Letter (subject to Section 5 thereof) and the terms set forth in Sections 8.3(f)(i) and 9.11(e) of the Merger Agreement.  Without prejudice to any right to specific performance that the Guaranteed Party may have under the Merger Agreement or the Equity Commitment Letter (including the right to cause the Guarantors to fund the Equity Financing, as permitted under Section 9.11 of the Merger Agreement, or rights set forth in Section 8.3(f)(i) of the Merger Agreement), the Guaranteed Party further covenants and agrees that it shall not have the right to recover, and shall not recover, and it shall not institute, directly or indirectly, and shall cause its controlled Affiliates not to institute, any proceeding or bring any other claim to recover, more than the Maximum Aggregate Amount in aggregate from the Guarantor entities that are expressly identified as parties hereto, their permitted assignees and Parent or the applicable Maximum Guarantor Amount from each Guarantor entity that is expressly identified as a party hereto and its permitted assignees in respect of any liabilities or obligations of the Guarantors, Parent or Merger Subsidiary arising under or in connection with the Merger Agreement, this Limited Guarantee or the transactions contemplated hereby or thereby, and the Guaranteed Party shall promptly return all monies paid to it or its controlled Affiliates in excess of such liabilities or obligations. Nothing set forth in this Limited Guarantee shall confer or give to any Person other than the Guaranteed Party any rights or remedies against any Person, including the Guarantors, except as expressly set forth herein. The Guaranteed Party acknowledges that each Guarantor is agreeing to enter into this Limited Guarantee in reliance on the provisions set forth in this Section 3. This Section 3 shall survive termination of this Limited Guarantee.

4.             Representations and Warranties. Each Guarantor hereby represents and warrants with respect to itself that:

(a)           this Limited Guarantee constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other Laws affecting creditors’ rights generally or by legal principles of general applicability governing the availability of equitable remedies; and

(b)           such Guarantor has as of the date of this Limited Guaranty, and shall have at all times thereafter, readily available capital in an amount not less than such Guarantor’s Maximum Guarantor Amount.

5.             Termination. This Limited Guarantee shall terminate and the Guarantors shall have no further obligation under this Limited Guarantee as of the earliest to occur of (a) the Effective Time; (b) a valid termination of the Merger Agreement in accordance with its terms in any circumstances other than pursuant to which Parent would be obligated to make any payment under Section 8.3(d) of the Merger Agreement; (c) six (6) months after a valid termination of the Merger Agreement in accordance with its terms if the Merger Agreement is terminated by the Guaranteed Party in any of the circumstances pursuant to which Parent would be obligated to make a payment pursuant to Section 8.3(d) of the Merger Agreement and (d) the payment of the Guaranteed Obligations on the terms and subject to the conditions set forth in the Merger Agreement. Except as expressly set forth herein, upon any termination of this Limited Guarantee, no Person shall have any rights or claims against any of Parent, the Guarantors or their respective Related Parties under the Merger Agreement, this Limited Guarantee, the Equity Commitment Letter, in respect of any oral representations made or alleged to be made in connection herewith or therewith or, in respect of the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise, and none of Parent, the Guarantors or their respective Related Parties shall have any further liability or obligation relating to or arising out of the Merger Agreement, this Limited Guarantee, the Equity Commitment Letter, in respect of the transactions contemplated hereby or thereby or in respect of any oral representations made or alleged to be made in connection herewith or therewith. In the event that the Guaranteed Party or any of its controlled Affiliates asserts in any litigation (whether at law, in equity, in contract, in tort or otherwise) relating to this Limited Guarantee that the provisions of Section 1 hereof limiting the Guarantors’ liability with respect to the Maximum Aggregate Amount or any Guarantor’s liability to such Guarantor’s Maximum Guarantor Amount or the provisions of Section 3 hereof are illegal, invalid or unenforceable, in whole or in part, or asserts any theory of liability against any Guarantor or any of its Guarantor

Related Persons with respect to the transactions contemplated by the Merger Agreement (including in respect of any oral representations made or alleged to be made in connection therewith) other than liability of the Guarantors under this Limited Guarantee (as limited by the provisions of Section 1) or the liability of the Guarantors under the Equity Commitment Letter (pursuant to and subject to the conditions set forth therein), (i) the obligations of each of Guarantor under this Limited Guarantee shall terminate forthwith and shall thereupon be null and void, (ii) if any of the Guarantors has previously made any payments under this Limited Guarantee, such Guarantor shall be entitled to recover such payments from the Guaranteed Party, and (iii) neither the Guarantors nor any Related Party shall have any liability to the Guaranteed Party or any former, current or future assignee of any of the Guaranteed Party or any current or future, direct or indirect director, partner, principal, officer, employee, agent, or other financing source, Representative or Affiliate of any of the Guaranteed Party, any former, current or future, direct or indirect holder of any equity interests or securities of any of the Guaranteed Party (whether such holder is a limited or general partner, member, stockholder, securityholder or otherwise), any former, current or future director, partner, principal, officer, employee, agent, general or limited partner, manager, member, stockholder, securityholder, Affiliate, controlling Person or other financing source, Representative of any of the foregoing with respect to the transactions contemplated by the Merger Agreement, the Equity Commitment Letter or under this Limited Guarantee (including in respect of any oral representations made or alleged to be made in connection therewith). Notwithstanding the foregoing, if on the date of termination of this Limited Guarantee any proceeding to enforce this Limited Guarantee has been commenced or the Guaranteed Party has provided the Guarantors with written notice of a claim under this Limited Guarantee, each Guarantor’s obligations hereunder shall survive such termination until such proceeding or claim is finally and conclusively resolved.

6.             Continuing Guarantee. Except to the extent terminated pursuant to the provisions of Section 5 hereof, this Limited Guarantee is a continuing one and shall remain in full force and effect until the payment and satisfaction in full of the Guaranteed Obligations, shall be binding upon the Guarantors, their permitted successors and assigns, and shall inure to the benefit of, and be enforceable by, the Guaranteed Party and its successors, transferees and assigns. All obligations to which this Limited Guarantee applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

7.             Entire Agreement. This Limited Guarantee constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Limited Guarantee.  No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.  For the avoidance of doubt, while the Guaranteed Party may pursue both specific performance as permitted by Section 9.11 of the Merger Agreement and the payment of the Parent Termination Fee and Expenses payable pursuant to Section 8.3(d) of the Merger Agreement, (i) in no event shall the Guaranteed Party be entitled to specific performance of the Merger Agreement, this Limited Guarantee, and the Equity Commitment Letter  from and after such time as the Guaranteed Party has received the Parent Termination Fee and Expenses payable pursuant to Section 8.3(d) of the Merger Agreement and (ii) under no circumstances shall the Guaranteed Party be entitled to receive both (A) a grant of specific performance pursuant to Section 9.11 of the

Merger Agreement to effect the consummation of the Merger and (B) the Parent Termination Fee and any Expenses payable pursuant to Section 8.3(d) of the Merger Agreement.

8.             Amendments and Waivers.

(a)           Any provision of this Limited Guarantee may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Guarantors and the Guaranteed Party or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, that any waiver or amendment shall be effective against a party only if the Board of Directors of such party approves such waiver or amendment, if applicable.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

9.             Counterparts. This Limited Guarantee may be signed in any number of counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Limited Guarantee shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

10.          Notices. All notices and other communications under this Limited Guarantee shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) on the date sent by facsimile or by email of a PDF document (with written confirmation of transmission) if sent during the normal business hours of the recipient and the next Business Day if sent after the normal business hours of the recipient, or (iii) one Business Day following the day sent by nationally recognized overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision).

If to any Guarantor, to it at:

c/o Hotspurs Holdings LLC

8500 Normandale Lake Blvd., Suite 1500

Minneapolis, MN 55437

Attn: Jeff Thuringer

Phone: 952-646-2071

Fax: 952-893-9613

E-Mail: jthuringer@varde.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606

Attn: Andrew J. Noreuil

Phone: 312-782-0600

Fax: 312-701-7711

E-Mail: anoreuil@mayerbrown.com

If to the Guaranteed Party, to it at:

c/o FirstCity Financial Corporation

6400 Imperial Drive

Waco, TX 76712

Attn: James Sartain

Telephone: 254-761-2800

Facsimile: 254-761-2950

E-Mail: jsartain@fcfc.com

with a copy (which shall not constitute notice) to:

c/o Haynes and Boone, LLP

201 Main Street, Suite 2200

Fort Worth TX 76102-3126

Attn: Brian D. Barnard

Telephone: (817) 347-6605

Facsimile: (817) 348-2303

E-Mail: brian.barnard@haynesboone.com

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto.

11.          Governing Law; Jurisdiction; Venue.

(a)           This Limited Guarantee shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of law hereof.

(b)           The parties hereto, on their behalf and on behalf of their respective Affiliates, irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such Court or the Delaware Supreme Court determines that the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, the Superior Court of the State of Delaware) and the federal Courts of the United States of America located in the State of Delaware (and of the appropriate appellate Courts therefrom) in connection with any dispute arising out of, in connection with, in respect of, or in any way relating to:

(i)            the negotiation, execution and performance of this Limited Guarantee and the transactions contemplated hereby;

(ii)           the interpretation and enforcement of the provisions of this Limited Guarantee and the documents referred to in this Limited Guarantee, or

(iii)          any actions of or omissions by any Covered Party (as defined below) in any way connected with, related to or giving rise to any of the foregoing matters (the foregoing clauses (i), (ii) and (iii) collectively, the “Covered Matters”), and hereby waive, and agree not to assert as a defense in any Legal Proceeding with regard to or involving a Covered Matter, that such Legal Proceeding may not be brought or is not maintainable in said Courts or that venue thereof may not be appropriate or that this Limited Guarantee or any such document may not be enforced in or by such Courts, and the parties hereto, on their behalf and on behalf of their respective Affiliates, irrevocably agree that all claims with respect to such Legal Proceeding shall be heard and determined exclusively by such a Delaware state or federal Court.  The parties hereto, on their behalf and on behalf of their respective Affiliates, hereby consent to and grant any such Court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with such Legal Proceeding in the manner provided in Section 10 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(c)           In addition, by entering into this Limited Guarantee, each party hereto, on their behalf and, to the fullest extent permissible by applicable Law, on behalf of their respective equityholders, partners, members, directors, Affiliates, partners, principals, officers or agents, as the case may be, covenants, agrees and acknowledges, that it shall not bring any Legal Proceeding (regardless of the legal theory or claim involved or the procedural nature of any such Legal Proceeding) with regard to any Covered Matter against any Covered Party, other than the parties hereto.

(d)           The parties hereto acknowledge and agree that (i) the agreements contained in this Section 11 are an integral part of this Limited Guarantee and the transactions contemplated hereby, and that, without these agreements, the parties would not enter into this Limited Guarantee, (ii) any breach of this Section 11 would result in irreparable harm and that monetary damages would not be a sufficient remedy for any such breach and (iii) that any breach of this Section 11 will be deemed a material breach of this Limited Guarantee.  Accordingly, each Covered Party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach by a party (or any affiliate of such party) and in case of any such breach, the non-breaching party shall be excused from its performance obligations under this Limited Guarantee.

For the purposes of this Section 11, “Covered Party” shall mean (i) any party hereto, (ii) any such parties’ officers, directors, partners, principals, agents, managers, employees, or Affiliates or (iii) any officer, director, partner, principal, agent, or employee of any such Person, all of whom are intended third party beneficiaries of this Section 11.

12.          No Assignment. Neither the Guarantors nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Guaranteed Party (in the case of an assignment by the Guarantors) or each of the Guarantors (in the case of an assignment by the Guaranteed Party), except that if a portion of any Guarantor’s commitment under the Equity Commitment Letter is assigned in accordance with the terms thereof, then a corresponding portion of such Guarantor’s Obligations hereunder may be assigned to the same assignee without the prior written consent of the Guaranteed Party except that the undersigned shall not be released from such portion of the Guaranteed Obligations.

13.          No Third Party Beneficiaries. This Limited Guarantee is not intended to, and does not, confer upon any Person other than the Persons who are signatories hereto any rights or remedies hereunder, except that each Guarantor Related Person of the Guarantors shall be considered a third party beneficiary of the provisions of Section 3 hereof.

14.          Severability. If any term or other provision of this Limited Guarantee is invalid, illegal or unenforceable, all other terms and provisions of this Limited Guarantee shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

15.          Interpretation. In this Limited Guarantee, unless otherwise specified, the following rules of interpretation apply:

(a)           references to Articles, Sections, Exhibits, clauses and Parties are references to sections or sub-sections, exhibits and clauses of, and parties to, this Limited Guarantee;

(b)           references to any Person include references to such Person’s successors and permitted assigns;

(c)           words importing the singular include the plural and vice versa;

(d)           words importing one gender include the other gender;

(e)           references to the word “including” shall be deemed to be followed by the words “without limitation” in each case where such words do not follow the word “including”;

(f)            the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Limited Guarantee, refer to this Limited Guarantee as a whole and not to any particular provision of this Limited Guarantee;

(g)           references to “$” or “dollars” refer to U.S. dollars; and

(h)           “or” is not exclusive;

(i)            a defined term has its defined meaning throughout this Limited Guarantee and in each Exhibit and Schedule to this Limited Guarantee, regardless of whether it appears before or after the place where it is defined.

16.          Confidentiality. This Limited Guarantee shall be treated as strictly confidential and is being provided to the Guaranteed Party solely in connection with the Merger Agreement and the transactions contemplated thereby. This Limited Guarantee may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of each of the Guarantors. Notwithstanding the foregoing, this Limited Guarantee may be provided to the Guaranteed Party’s advisors who have been directed to treat this Limited Guarantee as confidential, and the Guaranteed Party shall cause such advisors to so treat this Limited Guarantee as confidential, and this Limited Guarantee may be disclosed as required by applicable law or governmental or judicial process or order.

17.          Payments; Availability of Funds. All payments to be made hereunder by the Guarantors shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise), offset, defense, claim or counterclaim of any kind. For so long as this Limited Guarantee shall remain in effect in accordance with Section 3, each Guarantor shall have available to it all funds necessary for it to satisfy all of its obligations under this Limited Guarantee, including its Maximum Aggregate Amount of the Guaranteed Obligations.

18.          No Presumption Against Drafting Party. Each of the parties hereto acknowledges that each party to this Limited Guarantee has been represented by counsel in connection with this Limited Guarantee and the transactions contemplated by this Limited Guarantee. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Limited Guarantee against the drafting party has no application and is expressly waived.

19.          Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LIMITED GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have caused this Limited Guarantee to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE VÄRDE FUND X (MASTER), L.P.
By:	The Värde Fund X (GP), L.P., Its General Partner
By:	The Värde Fund X GP, LLC, Its General Partner
By:	Värde Partners, L.P., Its Managing Member
By:	Värde Partners, Inc., Its General Partner

By:	/s/ Jason R. Spaeth
Name:	Jason R. Spaeth
Title:	Managing Principal

VÄRDE INVESTMENT PARTNERS, L.P.
By:	Värde Investment Partners G.P., LLC, Its General Partner
By:	Värde Partners, L.P., Its Managing Member
By:	Värde Partners, Inc., Its General Partner

By:	/s/ Jason R. Spaeth
Name:	Jason R. Spaeth
Title:	Managing Principal

VÄRDE INVESTMENT PARTNERS (OFFSHORE) MASTER, L.P.
By:	Värde Investment Partners G.P., LLC, Its General Partner
By:	Värde Partners, L.P., Its Managing Member
By:	Värde Partners, Inc., Its General Partner

By:	/s/ Jason R. Spaeth
Name:	Jason R. Spaeth
Title:	Managing Principal

Signatures continue on the following page

Signature page to Limited Guarantee

THE VÄRDE FUND VI-A, L.P.
By:	Värde Investment Partners G.P., LLC, Its General Partner
By:	Värde Partners, L.P., Its Managing Member
By:	Värde Partners, Inc., Its General Partner

By:	/s/ Jason R. Spaeth
Name:	Jason R. Spaeth
Title:	Managing Principal

FIRSTCITY FINANCIAL CORPORATION

By:	/s/ James T. Sartain
Name:	James T. Sartain
Title:	President and Chief Executive Officer

Signature page to Limited Guarantee

EXHIBIT A

Guarantor	Percentage of the Maximum Aggregate Amount
The Värde Fund X (Master), L.P.	84%
Värde Investment Partners, L.P.	8%
Värde Investment Partners (Offshore) Master, L.P.	5%
The Värde Fund VI-A, L.P.	3%